Confidential

Exhibit (d)(ii)

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of [•], 2022, by and among Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“Pathfinder”), Movella Inc., a Delaware corporation (the “Company”), Pathfinder Acquisition LLC (“Pathfinder Sponsor”) and the parties listed on the signature pages hereto as a “Shareholder” (each, a “Shareholder”). Each of Pathfinder, the Company, Pathfinder Sponsor and the Shareholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement (defined below).

RECITALS

WHEREAS, on October 3, 2022, Pathfinder, the Company and Motion Merger Sub, Inc. (“Motion Merger Sub”), a Delaware corporation and wholly owned Subsidiary of Pathfinder, entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (a) on the Merger Closing Date, prior to the closing of the Merger, Pathfinder will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (b) on the Merger Closing Date, following the consummation of the Domestication, Motion Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger;

WHEREAS, concurrently with the execution of this Agreement, the Company, the Guarantors named therein, the Purchasers named therein (who are Affiliates of the Shareholders) and Wilmington Savings Fund Society, FSB have entered into that certain Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Note Purchase Agreement”), pursuant to which, among other things, the Company will (a) on the Closing Date, issue and sell to the Purchasers Pre-Merger Senior Secured Notes in an aggregate original principal amount of $25,000,000 and (b) on the Merger Closing Date, make an issuance and deemed sale to the Purchasers of Venture-Linked Senior Secured Notes (the transactions contemplated by the Note Purchase Agreement, the other Note Documents, the Equity Purchase Documents, the Merger and the other transactions contemplated by the Business Combination Agreement, collectively, the “Transactions”);

WHEREAS, in connection with the Note Purchase Agreement, Affiliates of the Shareholders shall acquire record and beneficial ownership of equity securities of Pathfinder pursuant to the Tender Offer (all such equity securities of Pathfinder together with any other equity securities of Pathfinder (including, for the avoidance of doubt, any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) thereto) and proxies or other rights to vote equity securities of Pathfinder that the Shareholders or their Affiliates acquire record or beneficial ownership of after the date hereof (including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities), collectively, the “Subject Pathfinder Shares”);

WHEREAS, in consideration for the benefits to be directly or indirectly received by the Shareholders in connection with the transactions contemplated by the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents and as a material inducement to (a) the Company agreeing to enter into the Business Combination Agreement, the Note Purchase Agreement and the other Note Documents to which it is or will be party or and consummate the Transactions, (b) Pathfinder agreeing to enter into the Business Combination Agreement and the Equity Purchase Documents to which it is or will be a party and to consummate the Transactions and (c) Pathfinder Sponsor consenting to Pathfinder entering into the Business Combination Agreement and consummating the Transactions, the Shareholders agree to enter into this Agreement and to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that (a) the Company would not have entered into the Business Combination Agreement, the Note Purchase Agreement and the other Note Documents to which it is or will be a party or agreed to consummate the Transactions, (b) Pathfinder would not have entered into the Business Combination Agreement and the Equity Purchase Documents to which it is or will be a party and consummating the Transactions and (c) Pathfinder Sponsor would not have agreed to consent to Pathfinder entering into the Business Combination Agreement and consummating the Transactions, in each case, without the Shareholders entering into this Agreement and agreeing to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Pathfinder Shareholder Approval and Related Matters.

(a) The Shareholders irrevocably and unconditionally agree to (i) vote (or cause to be voted, as applicable) the Subject Pathfinder Shares in favor of all of the matters, actions and proposals contemplated by Section 4.8 of the Business Combination Agreement (including the Merger and the Transaction Proposals (as such term is defined in the Business Combination Agreement)) at any meeting of the shareholders of Pathfinder held to consider one or more Transaction Proposals (including any adjournments or postponements thereof), (ii) vote (or cause to be voted, as applicable) the Subject Pathfinder Shares in favor of all the matters, actions and proposals necessary or appropriate in furtherance of the approval of a Pathfinder Extension (as such term is defined in the Business Combination Agreement) at any meeting of the shareholders of Pathfinder held to consider a Pathfinder Extension (including any adjournments or postponements thereof), and (iii) when such meeting (or meetings) is (or are) held, appear at such meeting or otherwise cause the Subject Pathfinder Shares to be counted as present at any and all such meetings of the shareholders of Pathfinder for purposes of constituting a quorum.

(b) Without limiting any other rights or remedies of Pathfinder, the Shareholders hereby irrevocably appoint Pathfinder or any individual designated by Pathfinder as the Shareholders’ agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Shareholders, to attend on behalf of the Shareholders any meeting of the shareholders of Pathfinder with respect to the matters described in Section 1(a), to include the Subject Pathfinder Shares in any computation for purposes of establishing a quorum at any such meeting of the shareholders of Pathfinder, to vote (or cause to be voted, as applicable) the Subject Pathfinder Shares or consent or approve (or withhold consent or approval, as applicable) with respect to any of the matters described in Section 1(a) in connection with any meeting of the shareholders of Pathfinder, any action by written consent or any other approval by the shareholders of Pathfinder, in each case, in the event that (i) the Shareholders fail to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a), or (ii) any actions, suits, proceedings, claims or disputes are pending or threatened by or on behalf of the Shareholders, the Company or Pathfinder that challenges or could impair the enforceability or validity of the covenants, agreements or obligations set forth in this Agreement.

(c) The proxy granted by the Shareholders pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Pathfinder entering into the Equity Purchase Documents and agreeing to consummate the Transactions. The proxy granted by the Shareholders pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Shareholders and shall revoke any and all prior proxies granted by the Shareholders with respect to the Subject Pathfinder Shares. The vote, consent or approval by the proxyholder with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote, consent or approval (or withholding of consent or approval, as applicable) by the proxyholder of the Subject Pathfinder Shares and a vote, consent or approval (or withholding of consent or approval, as applicable) by the Shareholders of the Subject Pathfinder Shares (or any other Person with the power to vote or provide consent or approval (or withhold consent or approval, as applicable) with respect to the Subject Pathfinder Shares) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

(d) The Shareholders irrevocably and unconditionally hereby (a) agree that the Shareholders shall not, and shall cause their Affiliates not to, elect to redeem or otherwise tender or submit for redemption any of the Subject Pathfinder Shares pursuant to or in connection with the Pathfinder Stockholder Redemption (as such term is defined in the Business Combination Agreement) or otherwise in connection with the Pathfinder Extension or the Merger, and (b) fully disclaims and waives, on behalf of itself and its Affiliates, its rights to redeem all or a portion of the Subject Pathfinder Shares in connection with the Pathfinder Extension or the Merger.

2. Other Covenants and Agreements

(a) The Shareholders acknowledges and agree that (i) the Company is entering or has entered into the Business Combination Agreement, the Note Purchase Agreement and the other Note Documents to which it is or will be party or and consummate the Transactions, (ii) Pathfinder is entering or has entered into the Business Combination Agreement and the Equity Purchase Documents to which it is or will be a party and to consummate the Transactions and (iii) Pathfinder Sponsor is consenting to Pathfinder entering into the Business Combination Agreement and consummating the Transactions, in reliance upon the Shareholders entering into this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party, and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the representations, warranties, agreements, covenants and obligations contained in this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party and that, but for the Shareholders entering into this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party, and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the representations, warranties, agreements, covenants and obligations contained in this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party, (x) the Company would not have entered into the Business Combination Agreement, the Note Purchase Agreement and the other Note Documents to which it is or will be a party or agreed to consummate the Transactions, (y) Pathfinder would not have entered into the Business Combination Agreement and the Equity Purchase Documents to which it is or will be a party and consummating the Transactions and (z) Pathfinder Sponsor would not have agreed to consent to Pathfinder entering into the Business Combination Agreement and consummating the Transactions.

(b) Each Shareholder, on its own behalf and on behalf of its representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Pathfinder and the transactions contemplated by this Agreement, the Business Combination Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents and (ii) he, she or it has been furnished with or given access to such documents and information about Pathfinder and the Company and their respective businesses and operations as he, she or it and his, her or its representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(c) In entering into this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party, each Shareholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party and no other representations or warranties of Pathfinder or the Company (including, for the avoidance of doubt, none of the representations or warranties of Pathfinder or the Company set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and each Shareholder, on its own behalf and on behalf of its representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement, the Note Purchase Agreement, the other Note Documents and the Equity Purchase Documents to which it is or will be a party, none of Pathfinder, the Company or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement, the Note Purchase Agreement, the other Note Documents, the Equity Purchase Documents or the transactions contemplated hereby or thereby.

3. Shareholder Representations and Warranties. Each Shareholder represents and warrants to Pathfinder, Pathfinder Sponsor and the Company as follows:

(a) If the Shareholder is not an individual, the Shareholder is a corporation, limited liability company, limited partnership or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) If the Shareholder is not an individual, the Shareholder has the requisite corporate, limited liability company, limited partnership or other similar power and authority and, if the Shareholder is an individual, the Shareholder has the legal capacity, to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by Pathfinder, Pathfinder Sponsor and the Company), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if the Shareholder is not an individual, result in any breach of any provision of the Shareholder’s Governing Documents (as such term is defined in the Business Combination Agreement), (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contractual Obligation to which the Shareholder is a party, (iii) violate, or constitute a breach under, any order or applicable Law to which the Shareholder or any of his, her or its properties or assets are subject or bound or (iv) result in the creation of any Lien upon the Subject Pathfinder Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(e) Upon the consummation of the Tender Offer and at all times thereafter until the Merger, the Shareholder, the Purchasers and/or Affiliates of the Shareholder will be the sole record and beneficial owners of the Subject Pathfinder Shares and the Shareholder, the Purchasers and each such Affiliate has valid, good and marketable title to the Subject Pathfinder Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law (as such term is defined in the Business Combination Agreement) or as set forth in the Governing Documents of Pathfinder). Except for the Subject Pathfinder Shares acquired pursuant to the Tender Offer, together with any shares of Pathfinder common stock that may be acquired pursuant to the Subscription Agreement, the Shareholder, the Purchasers and Affiliates of the Shareholder do not own, beneficially or of record, or have the right to acquire, any equity securities of Pathfinder (including, for the avoidance of doubt, any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) thereto). Upon the consummation of the Tender Offer and at all times thereafter until the Merger, the Shareholder will have the sole right to vote (and provide consent in respect of, as applicable) the Subject Pathfinder Shares and, except for this Agreement, the Shareholder, the Purchasers and/or Affiliates of the Shareholder are not party to or bound by (i) any option, warrant, purchase right, or other Contractual Obligations that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer any of the Subject Pathfinder Shares or (ii) any voting trust, proxy or other Contractual Obligations with respect to the voting or Transfer of any of the Subject Pathfinder Shares, except as provided in this Agreement, the Note Purchase Agreement, the Fee Letter and that certain Voting Agreement, to be dated as of the Merger Closing Date, by and among, among others, Pathfinder, the Company and the Shareholder.

(f) There is no action, suit, proceeding, claim or dispute pending or, to the Shareholder’s knowledge, threatened against or involving the Shareholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.

(g) There is no order or Law issued by any court of competent jurisdiction or other Governmental Authority, or other legal restraint or prohibition relating to the Shareholder or any of his, her or its Affiliates that would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.

4. Transfer of Subject Pathfinder Shares. Except with the prior written consent of each of Pathfinder, the Company and the Pathfinder Sponsor (such consent to be given or withheld in their sole discretion), from and after the date of this Agreement until the earlier of the Merger Closing Date or the termination of the Business Combination Agreement in accordance with its terms, the Shareholder agrees not to (a) Transfer any of the Subject Pathfinder Shares (except to one or more of its Affiliates), (b) enter into (i) any option, warrant, purchase right or other Contractual Obligation that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Subject Pathfinder Shares or (ii) any voting trust, proxy or other Contractual Obligation with respect to the voting or transfer of the Subject Pathfinder Shares (except with one or more of its Affiliates), or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). Notwithstanding anything to the contrary herein (for the avoidance of doubt, subject to the Shareholder receiving the prior written consent of Pathfinder, the Company and the Pathfinder Sponsor pursuant to the foregoing) (x) the Shareholder shall, and shall cause any such approved transferee of his, her or its Subject Pathfinder Shares, to enter into a written agreement, in form and substance reasonably satisfactory to Pathfinder, the Pathfinder Sponsor and the Company, agreeing to be bound by this Agreement (including, for the avoidance of doubt, all of the covenants, agreements and obligations of the Shareholder hereunder and which agreement will include, for the avoidance of doubt, the making of all of the representations and warranties of the Shareholder set forth in Section 3 with respect to such approved transferee and his, her or its Subject Pathfinder Shares received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer and (y) no such Transfer will relieve the Shareholder of any of its covenants, agreements or obligations hereunder with respect to the Subject Pathfinder Shares so transferred, unless and to the extent actually performed, or will otherwise affect any of the provisions of this Agreement (including any of the representations and warranties of the Shareholder hereunder). For purposes of this Agreement, “Transfer” means to directly or indirectly sell, assign, transfer (including by operation of law or through any derivative, short-sale or hedging transaction), place a lien on, pledge, mortgage, exchange, hypothecate, grant a security interest in or otherwise dispose of or otherwise encumber any of such Shareholder’s Subject Pathfinder Shares or otherwise agree to do any of the foregoing.

5. Termination.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, upon the earlier of (i) the Effective Time (as defined in the Business Combination Agreement) and (ii) the valid termination of the Business Combination Agreement in accordance with its terms.

(b) Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(a)(ii) shall not affect any liability on the part of any Party for Fraud or for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii) Sections 2(b), 2(c) and 19 shall each survive any termination of this Agreement, (iii) Section 2(a) shall survive the termination of this Agreement pursuant to Section 5(a) and (iv) Section 6 through 14 (in each case, to the extent related to any of the foregoing provisions that survive termination of this Agreement) shall each survive any termination of this Agreement.

(c) As used in this Agreement (i) “Fraud” means an act or omission committed by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness and (ii) “Willful Breach” means a material breach of this Agreement that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6. No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the representatives of Pathfinder, the Company or the Shareholders shall have any liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Pathfinder (prior to the Effective Time) or the Pathfinder Sponsor, to:

c/o Pathfinder Acquisition LLC

1950 University Avenue, Suite 350

Palo Alto, CA 94303

Attention:         David Chung

Email:               dchung@hggc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:         Travis Lee Nelson, P.C.;

                           Ryan Brissette; and

                           Patrick Salvo

Email:               travis.nelson@kirkland.com;

                           ryan.brissette@kirkland.com; and

                           patrick.salvo@kirkland.com

If to the Shareholders, to the addresses set forth on the signature page hereto.

If to the Company (or Pathfinder, following the Effective Time), to:

Movella Inc.

2570 N First Street #300

San Jose, CA 95131

Attention:         Dennis Calderon

Email:               dennis.calderon@movella.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention:         Allison M. Leopold Tilley; Drew Simon-Rooke

Email:               allison@pillsburylaw.com; drew.simonrooke@pillsburylaw.com or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8. Entire Agreement. This Agreement, the Note Purchase Agreement, the Note Documents, the Equity Purchase Documents and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

9. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholders, Pathfinder Sponsor, the Company and Pathfinder. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholders or the Company without the prior written consent of Pathfinder Sponsor, and prior to the Effective Time, Pathfinder (to be withheld or given in each party’s sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 9 shall be void.

10. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement or the Note Purchase Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by Pathfinder Sponsor or its Affiliates on or prior to the Effective Time shall, in the sole discretion of Pathfinder Sponsor, be deemed to be fees and expenses of Pathfinder.

11. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Shareholders do not perform their respective obligations under the provisions of this Agreement (including any failure by the Shareholders to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

13. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, or in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

14. Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless business day is expressly specified; (i) references from or through any date mean from and including or through and including such date, respectively; (j) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; and (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time. If any action under this Agreement is required to be done or taken on a day that is not a business day, then such action shall be required to be done or taken not on such day but on the first succeeding business day thereafter.

15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

17. WAIVER OF JURY TRIAL. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 17 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 7 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

19. Trust Account Waiver. Reference is made to the final prospectus of Pathfinder, filed with the SEC (File No. 333-252498) on February 16, 2021 (the “Prospectus”). The Shareholders and the Company each acknowledges and agrees and understands that Pathfinder has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering and from certain private placements occurring simultaneously with such initial public offering (including interest accrued from time to time thereon) for the benefit of the public shareholders of Pathfinder’s Class A ordinary shares (the “Pathfinder Shareholders”), and Pathfinder may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Pathfinder entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders and the Company each hereby agrees that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Shareholders nor the Company does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Pathfinder or any of its representatives, on the one hand, and the Shareholders or the Company, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). Each of the Shareholders and the Company hereby irrevocably waives any Trust Account Released Claims that it may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or contracts with Pathfinder or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Pathfinder or its Affiliates).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

PATHFINDER ACQUISITION CORPORATION

By:
Name:
Title:

PATHFINDER ACQUISITION LLC

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

MOVELLA INC.

By:
Name:
Title:

[Signature Page to Transaction Support Agreement]

SHAREHOLDERS

FP CREDIT PARTNERS II, L.P.

By:	FP Credit Partners GP II, L.P.
Its:	General Partner

By:	FP Credit Partners GP II Management, LLC
Its:	General Partner

By:
Name:
Title:

FP CREDIT PARTNERS PHOENIX II, L.P.

By:	FP Credit Partners GP II, L.P.
Its:	General Partner

By:	FP Credit Partners GP II Management, LLC
Its:	General Partner

By:
Name:
Title:

Address for Notices:

If to the Shareholder, to:

1114 Avenue of the Americas, 15th Floor
New York, NY 10036
Attention: Steve Eisner
Email:	Eisner@franciscopartners.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 1271 Avenue of the Americas
New York, NY 10020
Attention: Ryan Maierson, Erika Weinberg and Haim Zaltzman
E-mail: Ryan.Maierson@lw.com; Erika.Weinberg@lw.com; Haim Zaltzman@lw.com

[Signature Page to Transaction Support Agreement]